Exhibit 10.38

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

LUNA INNOVATIONS INCORPORATED

SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

FISCAL YEAR 2009

Objective:

Every member of the Senior Management team shares in Luna’s vision to bring together the best ideas and people, to be a leading technology development and commercialization company, solving important problems that benefit the world. Through collaboration and hard work, the Senior Management Team ensures Luna Innovations continues its forward progress to the next level. Every member plays a significant part in Luna’s on-going technological advances and financial success. In recognition of the impact the Senior Management team has on the achievement of the fiscal year business plan, the Board of Directors has approved the Senior Management Incentive Compensation Plan for 2009.

Eligible Participants:

Chairman & CEO, Chief Financial Officer, VP Human Resources, President Technology Development Division, Chief Commercialization Officer, Chief Technology Officer, VP & General Counsel, President Products Division, and President nanoWorks Division, and others as may be added from time to time with prior approval of the CEO or Compensation Committee, as appropriate. The initial participants and their respective target percentage award are listed on Attachment A.

Metrics and Awards:

The 2009 plan is structured as a percentage of each participant’s annual salary on 12/31/2009 and is triggered only if the company has positive Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, and stock compensation) in both the third and fourth quarters of 2009. After the trigger is achieved, a bonus award is determined for each target if at least 85% of the target (budgeted net loss, Adjusted EBITDA and budgeted cash usage) is achieved. The award is calculated based on the participant’s overall target with component weights as follows: 30% on the achievement of the 2009 net loss target, 30% on the achievement of Adjusted EBITDA target for Q3 and Q4, 30% on Q4 cash usage, and 10% on the achievement of the participant’s 2009 performance goals. The 2009 financial performance targets can be found on Attachment B. For purposes of evaluating performance against each metric receipts or payments of litigation settlements or awards shall be excluded.

Payment:

Bonuses awards under this plan will be paid annually following the completion of the independent audit of the company’s financial statements. Payment of amounts earned may be made in cash or in common stock of the Company, as follows.

If the company’s cash balance at the end of 2009 exceeds $[****], adjusted as of December 31, 2009 for the pro-forma recognition of amounts payable under this plan, then the bonuses earned are payable in cash. Plan participants may elect to receive all or a portion of their award in common stock in lieu of a cash. If so elected, the number of restricted shares to be received in lieu of cash will be the product of (a) a factor determined by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) not to exceed 120% multiplied by (b) the quotient of (i) the amount of cash bonus foregone by the participant divided by (ii) the closing price of the Company’s common stock as reported by the NASDAQ Global Market (or other principal exchange for the Company’s common stock) on the first trading day of the trading window (as defined in the Company’s Insider Trading Compliance Policy) open as of or opening following the date on which the Compensation Committee approves the final calculation and determination of bonus payments to be disbursed to each participant under this plan.

If the company’s cash balance at the end of 2009 is less than $[****], adjusted as of December 31, 2009 for the pro-forma recognition of amounts payable under this plan,, then the Company may elect to pay some or all of the award in Luna Innovations common stock, subject to final approval of the Compensation Committee. If some of the amount is to be paid in stock, the number of restricted shares to be received in lieu of cash will be the quotient of (a) the amount of cash bonus foregone by the participant divided by (b) the closing price of the Company’s common stock as reported by the NASDAQ Global Market (or other principal exchange for the Company’s common stock) on the first trading day of the trading window (as defined in the Company’s Insider Trading Compliance Policy) open as of or opening following the date on which the Compensation Committee approves the final calculation and determination of bonus payments to be disbursed to each participant under this plan. In the event that the Company elects to pay some or all of the award in restricted common stock, the Company will pay an additional cash payment of 30% of the value of the award provided that any employee receiving the additional cash payment enters into a lock-up agreement with respect to these shares for a period of 24 months from the date of the common stock award. The after-tax amounts of any litigation settlements or awards shall be excluded in determining performance compared to the targets referred to on page one but will be considered in determining the cash balance as of the end of 2009.

The Company and its Board of Directors shall use commercially reasonable efforts to provide that any payment to be made pursuant to this 2009 plan shall be disbursed within two-and-one-half months following December 31, 2009 but in any event shall be disbursed by June 30, 2010.

Approvals:

Chief Executive Officer

Chairman, Compensation Committee

ATTACHMENT (A)

Luna Innovations

Initial Participants in 2009 Senior Mgmt Incentive Comp

	Current Salary		Target as % of Salary
CEO and Direct Reports
Kent Murphy	$	[****]	[****]	%

Dale Messick	$	[****]	[****]	%

Scott Graeff	$	[****]	[****]	%

Mark Froggatt	$	[****]	[****]	%

Brian Soller	$	[****]	[****]	%

Bob Lenk	$	[****]	[****]	%

President- TDD		TBD	TBD

VP- HR		TBD	TBD

Other Participants
Fourd Kemper	$	[****]	[****]	%

Controller		TBD	TBD

ATTACHMENT (B)

2009 Incentive Plan Award Formula

Company Budgeted Net Loss Versus Actual Net Loss (Percent of Budgeted)	Proposed Award Payout (Percent of Target Award)
Above 150%	150%
150%	150%
140%	140%
130%	130%
120%	120%
110%	110%
100% Target-($[****])	100%
90%	90%
85%	85%

Adjusted EBITDA Q3 &Q4 (Combined)	Proposed Award Payout (Percent of Target Award)
Above $[****]	150%
$[****]	140%
$[****]	130%
$[****]	120%
$[****]	110%
$[****]	100%
$[****]	90%
$[****]	85%

Q4 Cash Flow	Proposed Award Payout (Percent of Target Award)
Above $[****]	150%
$[****]	140%
$[****]	130%
$[****]	120%
$[****]	110%
$[****]	100%
$[****]	90%
$[****]	85%